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                       TELEPHONE COMPANY ACQUISITION AGREEMENT

     THIS AGREEMENT is entered into by and between CONVERGENT COMMUNICATIONS, INC., ("CCI") of 2696 South Colorado Boulevard, Suite 585-5, Denver, Colorado 80202, and FIRST CONTINENTAL GROUP, L.C. ("FCG") of 5731 Glendale Road, Johnston, Iowa 50131, and ICN, LLC ("LLC") of 5731 Glendale Road, Johnston, Iowa 50131 (hereinafter collectively referred to as "the parties") this ___ day of July, 1996.

                                       RECITALS

     WHEREAS, FCG owns ninety-six percent (96%) of the stock of a telephone company called ICN, LLC ("LLC"); and

     WHEREAS, CCI controls a management team with proven experience in growing telecommunications companies into larger and stronger entities; and

     WHEREAS, CCI's management has experience in raising funds for telecommunications companies; and

     WHEREAS, the parties believe that by entering into this Agreement, they will be able to create a new and more vital ICN corporation ("NEW ICN") with CCI's management and business plan to grow the company as a new communications company taking advantage of the 1996 Telecommunications Act; and

     WHEREAS, there is a certain dispute with William A. Becker ("Becker") and entities that he owns or controls which may cause him to interfere with NEW ICN; and

     WHEREAS, the parties desire that Mr. Bruce Boland, a principal of LLC, have some comfort in the transition between LLC and NEW ICN.

     THEREFORE, IT IS AGREED AS FOLLOWS:

     The rights and the responsibilities of the parties to this Agreement depend upon whether there is a closing. The "Closing," as defined herein, is the closing of at least Four Million Dollars ($4,000,000) in financing for NEW ICN, whether it be debt or equity, on or before November 30, 1996.

                            PRE-CLOSING OBLIGATIONS OF CCI

     1. DEPOSIT. In order to secure this Agreement, CCI shall pay to FCG as a deposit the sum of One Hundred Thousand Dollars ($100,000) upon FCG's execution hereof.

     2.   BEST EFFORTS FINANCING.  CCI shall use its best efforts

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to secure financing for the capitalization of NEW ICN, in the sum of at least
Four Million Dollars ($4,000,000) by November 30, 1996. The Principal Financial Group will be considered by CCI when selecting potential sources of financing.

     3. CAPITAL LOANS. During the term of this Agreement and so long as FCG is not in breach, CCI shall loan NEW ICN Twenty-Five Thousand Dollars ($25,000) per month to defray the operating expenses of the Company beginning August 15, 1996. Each $25,000 shall be represented by a note executed by LLC and NEW ICN. All inter-company receivables shall be subordinate to the loans called for by this Section 3. FCG's guarantees shall be continuing in nature and shall be in a form acceptable to CCI's counsel. Each of these notes shall be secured by a lien on all of the assets of LLC. FCG will cause LLC to execute and deliver to CCI a security agreement and such financing statements as CCI's counsel requests, and in a form requested by CCI's counsel, to perfect CCI's security interest. The notes shall be due one year from the date each is executed, and shall bear interest at the rate of nine percent (9%) per annum. In the event a note becomes in default, the interest rate shall be eighteen percent (18%) per annum and all attorneys' fees and costs incurred concerning the collection of the note shall be borne by the defaulting party. The notes shall contain a venue selection clause which specifies that they shall be enforceable through arbitration pursuant to the commercial arbitration rules of the American Arbitration Association in Denver, Colorado and that the laws of the State of Colorado apply to the enforceability of the notes. At Closing, the working capital notes and the payment of One Hundred Thousand Dollars ($100,000) paid pursuant to Section 1 shall be repaid or converted as provided in section 17(g) hereafter. In the event FCG defaults hereunder or Closing becomes futile, CCI shall not be obligated to make further loans under this Section 3.

     4. FAILURE OF CLOSING. In the event there is no Closing and FCG is not in default of this Agreement, CCI's deposit of One Hundred Thousand Dollars ($100,000) shall not be refundable and shall be retained by FCG. CCI shall be under no further obligation to FCG. This specifically includes, but is not limited to, any obligation to make the loans described in Section 3, above.

                        PRE-CLOSING OBLIGATIONS OF FCG AND LLC

     5. CONVERSION TO NEW ICN. FCG and LLC, at their own risk and liability, will cause all of the assets and liabilities of LLC to be converted to assets and liabilities of a subchapter "C" stock corporation, to be known as ICN Corporation (hereinafter referred to as "NEW ICN").

     6. SECURE OWNERSHIP. FCG will cause itself to become the one hundred percent (100%) owner of NEW ICN.

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     7.   FURNISH PROOF.  FCG will furnish CCI with evidence satisfactory to
CCI's counsel that it has performed its obligations pursuant to paragraphs 5 and 6 within thirty (30) days of the execution of this Agreement. FCG will bear all legal fees and expenses to perform the acts described in Sections 5 and 6 above. However, at Closing, FCG shall be reimbursed by NEW ICN for these legal fees and expenses.

     8. FURTHER STEPS. From the date of this Agreement until Closing, or the November 30, 1996 termination of this Agreement, whichever is later, FCG and LLC shall take all steps with regard to themselves and their assets to facilitate CCI's efforts to raise Four Million Dollars ($4,000,000) in capital for NEW ICN, including, but not limited to, any steps required by the investors or underwriters of the financing or their counsel.

     9. COOPERATION. FCG and LLC will fully cooperate and not interfere in any fashion with CCI's efforts to secure the Four Million Dollar ($4,000,000) financing.

     10. SILENCE. FCG and LLC shall conduct no public or private discussion of the sale of their businesses or the assets of their businesses unless directed to do so by CCI.

     11. NON-DEPLETION. FCG and LLC shall not deplete or transfer any of their assets during the term of this Agreement.

     12. DEBTS. FCG and LLC shall not incur any debts or obligations outside of the necessary and ordinary course of their businesses during the term of this Agreement.

     13. RECEIVABLES. FCG shall not collect any inter-company receivables owed it by LLC.

     14. BECKER DISPUTE. FCG is currently in a dispute with Becker and his entities arising out of Becker's former business dealings with LLC and FCG. FCG agrees to compromise and settle this dispute as soon as possible so that there is no legal impediment or threat to this Agreement or NEW ICN. CCI agrees to pay half of any funds paid, up to the sum of $25,000, in the settlement of this dispute.

     15. TERMINATION. In the event this Agreement terminates without default by FCG, all obligations of FCG and LLC shall cease, except their obligations to repay and guarantee repayment of the loans described in Section 3 above. However, if FCG becomes in default of this Agreement or any other note or agreement with CCI, it shall additionally immediately refund the One Hundred Thousand Dollars ($100,000) paid pursuant to Section 1.

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                           PARTIES' OBLIGATIONS AT CLOSING

     16. CONDITION OF CLOSING. The full and complete performance of this Agreement by all parties hereto shall be a condition of the Closing.

     17. CLOSING OBLIGATIONS. Simultaneously with the Closing, the Parties shall:

          a. Cause NEW ICN to issue stock to CCI so that the result of the stock issuance is that NEW ICN is owned sixty-eight percent (68%) by CCI and thirty-two (32%) percent by FCG. It is contemplated that NEW ICN will initially issue eleven million shares. FCG's thirty-two percent (32%) will consist of 3.5 million shares of stock and, in addition, FCG will hold a 1 million share convertible debenture which, if fully converted, would give FCG an additional six percent (6%), for a total thirty-eight (38%) percent potential ownership interest in NEW ICN.

          b. Cause 7.5 million shares to issue to CCI, and 3.5 million shares to issue to FCG.

          c. Enter into the "Shareholders' Agreement" in the form attached hereto and made a part hereof as EXHIBIT A.

          d. Enter into a shareholder voting agreement which provides that while FCG has a thirty-two percent (32%) interest or more in the ownership of NEW ICN, the board shall consist of five (5) seats, two (2) of which shall be selected by FCG, and three (3) of which shall be selected by CCI. Provided, however, that so long as FCG shall be owed the convertible note described in Section 17(e) below, FCG shall have the right to select at least one (1) board seat. FCG's right to select one (1) board seat while the convertible debenture exists shall be placed in the bylaws of NEW ICN.

          e. Cause NEW ICN to pay FCG One Million Dollars ($1,000,000) from the proceeds of the Closing and to cause NEW ICN to execute a One Million Dollar ($1,000,000) convertible note in favor of FCG in the form attached hereto and made a part hereof as EXHIBIT B.

          f. Cause NEW ICN to pay $170,000 to FCG in full satisfaction of all receivables between ICN and FCG existing at that time. FCG shall execute a

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               release of all debts of LLC and NEW ICN which existed prior to closing in a form acceptable to counsel for CCI.

          g. Cause the working capital notes provided for in Section 3 above and the One Hundred Thousand Dollar ($100,000) deposit provided for in Section 1 above to be repaid in full in the event the initial financing exceeds Five Million Dollars ($5,000,000) or at the sole election of CCI cause these debts to be retired by the issuance of one share of stock for each $1.00 owed to CCI. In the event the initial funds raised are less than Five Million Dollars ($5,000,000), the separate notes shall be consolidated and reflected in one convertible debenture evidencing the indebtedness which shall be secured by all assets of ICN. ICN shall execute a security agreement and such financing statements as required and in a form acceptable to CCI's counsel. The new note shall be in the form attached hereto and made a part hereof as EXHIBIT C. It being the intent of the parties that should the company have sufficient funds to pay the consolidated note sooner, then, in that event, the note may be paid prior to November 30, 1997, at the election of CCI.

        OBLIGATIONS OF NEW ICN TO BRUCE BOLAND AT CLOSING

     18. EMPLOYMENT CONTRACT. At the time of Closing, the parties shall cause an employment contract to be executed between NEW ICN and Bruce Boland with the following provisions:

          a. The term of the contract shall be five (5) years at $125,000 per year.

          b. NEW ICN shall, however, have the right to terminate Mr. Boland at any time during the first two years of the contract by paying him three years' salary.

          c. At the beginning of each fiscal year, the board of directors shall set a pre-established budget criteria and bonus plan which could result in Mr. Boland receiving a bonus of not more than fifty (50%) percent of his salary based on targets established by the board for the company's performance.

          d. Mr. Boland will be Chief Operating Officer to the Telephone Operations of the company and will report to the Chief Executive Officer of NEW ICN.

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          e.   As an officer of NEW ICN, Mr. Boland will be entitled to the same health benefits, business expenses and 401(k) plans of NEW ICN as are all other executive officers of that entity. This will include an executive company car and other executive perquisites commensurate with his duties as an executive officer of the company.

          f. It is understood that Mr. Boland is an officer and director of various companies and, as such, has duties and responsibilities to those other companies. NEW ICN will agree that he may continue his involvements provided that he spend at least eighty percent (80%) of his time performing his ICN duties. Mr. Boland will acknowledge that he is aware of the corporate opportunity doctrine and agree to bring any business opportunities related to the businesses of NEW ICN first to the board of NEW ICN.

     19. FEMA LOAN. LLC has an outstanding FEMA loan which is guaranteed by Bruce Boland. The parties shall cause the FEMA loan to be assumed by NEW ICN and shall use its best efforts to see that Mr. Boland is released from his status as a guarantor on that obligation. In the event Mr. Boland cannot be released from the obligation, then CCI and FCG will cause NEW ICN to indemnify Mr. Boland as long as he has liability pursuant to the FEMA loan, and will cause NEW ICN to create a reserve cash instrument in a mutually agreeable form to assure Mr. Boland that NEW ICN's agreement to indemnify him is enforceable.

                               MISCELLANEOUS PROVISIONS

     20. AMENDMENT. This Agreement may be amended only by the written agreement of the parties.

     21. NUMBER AND GENDER. Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural; and words of the plural may be construed as denoting the singular; and words of one gender may be construed as denoting such other gender as is appropriate.

     22. PERFORMANCE OF NECESSARY ACTS. Each party agrees to perform any further acts and to execute and deliver any additional documents which may be reasonably necessary to carry out the provisions of this Agreement.

     23. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties, their heirs, personal representatives or other legal representatives, successors and assigns. No party may assign any of his rights or obligations arising hereunder to

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any other person or entity.

     24. SEVERABILITY. Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom to cause such other provisions to be legally enforceable and such other provisions shall not be affected thereby.

     25. NON-WAIVER. The failure of a party to the Agreement to enforce any provision, right, claim or assessment under this Agreement upon any default or violation thereof on a particular occasion shall not operate as a waiver of such party to enforce any subsequent defaults or violations of any provision, right, claim or assessment under this Agreement.

     26. ATTORNEYS' FEES. In any action at law or in equity or subject to arbitration under the provisions of this Agreement to enforce any of the provisions or rights under this Agreement, unless otherwise provided in this Agreement, the unsuccessful party of such litigation or arbitration, as determined by the court in a final judgment or decree, shall pay to the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including, without limitation, such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

     27. APPLICABLE LAW. Except as otherwise expressly provided herein, it is the intention of the parties that the laws of the State of Colorado shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     28. ARBITRATION. All disputes between the parties arising out of this Agreement shall be arbitrated in Denver, Colorado pursuant to the Rules of the American Arbitration Association.

     29. CAPTIONS. Section captions or headings are not to be considered a part of this Agreement and are included solely for convenience and are not included to be full or accurate descriptions of the contents thereof nor shall such headings be controlling of the interpretation of the contents of any such section.

     30. SEPARATE COUNTERPARTS. This Agreement may be executed in separate counterparts which shall collectively and separately be considered one and the same Agreement.

     31. MERGER. This Agreement constitutes the entire agreement between the parties concerning its subject matter.

     32.  TERM OF THE AGREEMENT.  The term of this Agreement


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shall be from the date first above written to and including November 30, 1996, unless extended by written consent of all parties hereto.

     33. PARTIES' RIGHTS IF IPO. If it is in the best interests of NEW ICN as determined by its board of directors, and subject to the underwriters agreement as to price, propriety of the transaction and amount of stock, then FCG and CCI shall each have the right to purchase up to twenty percent (20%) of any initial public offering at the offering price determined by the underwriter.

     34. MATERIAL DETERIORIATION. In the event that LLC or NEW ICN's gross revenues deteriorate by ten percent (10%) during the term of this Agreement, then the $100,000.00 deposit provided for in Section 1 hereof shall be repaid at once jointly and severally by NEW ICN, FCG and LLC, and the notes called for in
Section 3 hereof shall be accelerated and shall become due and payable in full.


                              CONVERGENT COMMUNICATIONS, INC.




                              BY:

                              ITS
                                 -------------------------------


                              FIRST CONTINENTAL GROUP, L.C.




                              BY:

                              ITS
                                 -------------------------------


                              ICN, LLC




                              BY:

                              ITS
                                 -------------------------------